UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(C) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

JANUS RESOURCES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock, Par Value $0.00001

2)	Aggregate number of securities to which transaction applies:

66,575,122

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ________________

4)	Proposed maximum aggregate value of transaction:_________

5)	Total fee paid:_______________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:______________________________

2)	Form, Schedule or Registration Statement No.:_____________

3)	Filing Party:________________________________________

4)	Date Filed:_________________________________________

JANUS RESOURCES, INC.
430 Park Avenue, Suite 702
New York, NY 10022
Telephone: (800) 755-5815

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

To the stockholders of Janus Resources, Inc.:

This Information Statement is being furnished on or about December 18, 2013, by the Board of Directors (the “Board”) of Janus Resources, Inc., a Nevada corporation (“the Company,” “we,” “us” or “our”), to the holders of record of our issued and outstanding common stock, par value $0.00001 per share (“Common Stock”), as of the close of business on November 26, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform holders of Common Stock that on November 15, 2013, Kalen Capital Corporation, a private company and a stockholder owning a majority of our issued and outstanding Common Stock (the “Majority Stockholder”), executed a written consent (the “Stockholder Consent”) and on November 19, 2013, the Board executed a written consent (the “Board Consent”) approving the following actions (the Stockholder Consent and Board Consent may hereinafter be referred to collectively as the “Written Consents”):

1.
The sale of our leases and unpatented mining claims to certain natural resource properties located in Foster Township, Ontario (the “Fostung Property”) currently held by Fostung Resources, Inc., a corporation organized under the laws of Ontario, Canada and a wholly owned subsidiary of ours (the “Fostung Sale”);

2.	Amending our Articles of Incorporation to change our name from Janus Resources, Inc. to RenovaCare, Inc. (the “Name Change”);

3.	Filing a Certificate of Change to increase the number authorized shares of Common Stock from 200,000,000 to 500,000,000 (the “Share Increase”);

4.
Approving the election of each of Kenneth Kirkland and Joseph Sierchio as a director to serve until the next annual meeting of stockholders or until their respective successors are duly elected and have qualified or their earlier resignation (collectively, the “Directors Appointments”);

5.	Ratifying our 2013 Long-Term Incentive Plan (the “2013 Plan”) and the issuance of stock options granted to members of the Board pursuant to the 2013 Plan; and

6.	Ratifying the selection of Peterson Sullivan, LLP, as our independent auditor and registered public accountants for the fiscal year ending December 31, 2013.

The Stockholder Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock as of the date on which it was signed and is sufficient under Chapter 78 of the Nevada Revised Statutes (the “NRS”) and our Bylaws to approve the above actions.

This Information Statement is being mailed on or about December 18, 2013, to our stockholders of record as of the Record Date. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the actions taken pursuant to the Written Consents will be effective no earlier than twenty (20) calendar days after the date on which this Information Statement is being sent to our stockholders.

This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

By:	/s/ Joseph Sierchio
Name:	Joseph Sierchio
Title:	Director

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

Janus Resources, Inc.
430 Park Avenue, Suite 702
New York, NY 10022

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

This Information Statement is being first mailed on or about December 18, 2013, to our stockholders of record as of the date of this Information Statement by the Board to provide material information regarding corporate actions that have been approved by the Written Consents.

Only one Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of this Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at our executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY
STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM
YOU OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF
INCORPORATION, THE SHARE INCREASE AND OTHER ACTIONS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD AND THE MAJORITY STOCKHOLDER

Under the NRS and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment and Certificate of Change require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each of the Stockholder Consent and Board Consent constitute the only authorization that we require to undertake the actions described herein.

    As of the date of this Information Statement, we had 66,575,122 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and no shares of preferred stock issued and outstanding.

THE MAJORITY STOCKHOLDER

On November 15, 2013, the Majority Stockholder executed the Stockholder Consent. As of the date of the Stockholder Consent, the Majority Stockholder was the record holder of 32,064,8001 shares of Common Stock, making up approximately 50.8% of our then issued and outstanding shares. Accordingly, we have obtained all necessary stockholder approval in connection with the:

1.	Fostung Sale;

2.	Name Change;

3.	Share Increase;

4.	Directors Appointments;

5.	Ratification of the 2013 Plan and the issuance of stock options pursuant to the 2013 Plan; and

6.	Ratification of the selection of Peterson Sullivan, LLP, as our independent auditors for the fiscal year ending December 31, 2013.

We are not seeking proxies or consents from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

ACTION I: THE FOSTUNG SALE

In February 2013, we divested ourselves of our oil and gas properties and on July 12, 2013, we, together with our wholly owned subsidiary, Janus Acquisition Corp., a Nevada corporation (“JAC”), entered into an asset purchase agreement pursuant to which JAC purchased the rights to an organ regeneration technology (the “Regeneration Technology”). We plan to further the development of the Regeneration Technology and, if commercially viable, bring the product to market for use in a variety of applications.

As a result of the acquisition of the Regeneration Technology, on July 29, 2013, the Board approved the disposition of our Fostung Property. Pursuant to the Stockholder Consent, the Majority Stockholder approved the Fostung Sale on such terms and conditions as the Company’s officers deem appropriate.

Purpose of the Fostung Sale

The Board determined that the best way to enhance the success and maximize our stockholder value over the long term is to enable us to focus on the further research, development and, if commercially viable, commercialization of products based upon our recently acquired Regeneration Technology. In order to do so, the Board and Majority Stockholder have approved the sale of the Fostung Property. We are currently in the process of locating a potential buyer for the Fostung Property, but as of the date of this Information Statement we have not yet located a buyer nor have the terms of a sale been finalized.
______________
1 On November 29, 2013, we entered into a subscription agreement with the Majority Shareholder pursuant to which we sold to the Majority Shareholder 3,500,000 units of our equity securities (the “Units”) at a purchase price of $0.43 per Unit, $1,505,000 in the aggregate. Each Unit consisted of (a) one share of Common Stock; (b) one Series B Common Stock Purchase Warrant; and (c) one Series C Common Stock Purchase Warrant. Accordingly, as of the date of this Information Statement the Majority Shareholder was the beneficial owner of 42,564,800 of Common Stock. See “SECURITY OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT” below for additional information regarding the Majority Shareholder’s ownership of our Common Stock.

ACTION II: AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT THE NAME CHANGE

The Board has determined that since we are changing our primary business from a natural resources exploration company to developing and, if warranted, commercializing organ regeneration products based upon our recently acquired Regeneration Technology, the Name Change is appropriate so that our name better reflects the nature of our business.

Purpose of the Name Change

We have been operating under the name Janus Resources, Inc., which reflects our prior business as a natural resources exploration company. The Majority Stockholder and the Board believe that the Name Change is appropriate so that our name better reflects the nature of our current and anticipated operations. On November 15, 2013, our Board received the Stockholder Consent authorizing the Board to amend our Articles of Incorporation to change our name to RenovaCare, Inc. and on November 19, 2013, the Board authorized the Name Change.

Certificate of Amendment

We will file a Certificate of Amendment to our Articles of Incorporation with the State of Nevada in order to effect the Name Change on a date no earlier than twenty (20) days following the mailing of this Information Statement. The Name Change will become effective upon our filing the Certificate of Amendment and our receipt of approval of the Name Change from the Financial Industry Regulatory Authority (“FINRA”).

In connection with the Name Change we anticipate that our symbol will be changed from JANI to such other symbol as we request and FINRA approves and we will obtain a new CUSIP number for our Common Stock.

ACTION III: AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES

The Board has determined that since we are changing our primary business we may require additional authorized shares of Common Stock to finance our continued operations or for use in any future acquisitions.

Purpose of the Share Increase

The increase in the number of authorized but unissued shares of Common Stock will enable us, without further stockholder approval, to issue shares of Common Stock from time to time as may be required for proper business purposes, such as fulfilling current obligations, raising additional capital for ongoing operations, business and asset acquisitions (if appropriate), stock splits and dividends, present and future employee benefit programs and other corporate purposes. Having such additional authorized shares of Common Stock available for issuance in the future should give us greater flexibility with respect to future actions involving the issuance of stock. The Board does not intend to seek stockholder approval prior to any issuance of Common Stock unless stockholder approval is required by applicable law or any applicable stock market or exchange requirements.

We are currently authorized to issue 200,000,000 shares of Common Stock, of which we currently have 66,575,122 shares of Common Stock outstanding and 133,424,878 available for issuance. Additionally, we have options and warrants outstanding which are exercisable for up to an additional 8,260,000 shares of Common Stock, which have been reserved for such issuances. In addition to having enough shares available to fulfill its current obligations, the Board would like the flexibility of having additional shares available for issuance in order to allow it to issue stock in lieu of cash for acquisitions, thus allowing it to preserve cash. Our Board believes that the increase will allow it to take advantage of market conditions and favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. Other than for shares of Common Stock issuable upon exercise of outstanding options and warrants, at the present time, the Board has no binding plan or agreement with respect to the future issuance of shares of Common Stock, with respect to any acquisition or otherwise.

Effects of the Share Increase

The increase in our authorized Common Stock will allow the Board to issue shares without further action or vote by our stockholders, including for acquisitions of other businesses or assets and capital-raising purposes. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued. It may also adversely affect the market price of our Common Stock.

The table below shows the cumulative effect of the Increase on our Common Stock outstanding at December 5, 2013 (as well as the number of shares of preferred stock that are and will be available for issuance both before and after the Share Increase).

Shares of Common Stock	Before Increase	After Increase
Authorized	200,000,000	500,000,000
Issued and Outstanding	66,575,122	66,575,122
Available for Issuance	133,424,878	433,424,878
Par Value	$0.00001	$0.00001

Shares of Preferred Stock	Before Increase	After Increase
Authorized	10,000,000	10,000,000
Issued and Outstanding	-0-	-0-
Available for Issuance	10,000,000	10,000,000
Par Value	$0.0001	$0.0001

Anti-Takeover Effects

Issuance of additional Common Stock may have the effect of deterring or thwarting persons seeking to take control of us through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as a merger. The Share Increase would permit us to issue additional shares of Common Stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination between us and another company. When, in the judgment of the Board, this action will be in the best interests of our stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares also could be privately placed with purchasers favorable to the Board in opposing such action. The existence of the additional authorized shares of Common Stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board by diluting the number or rights of shares held by individuals seeking to control us by obtaining a certain number of seats on the Board. The issuance of shares to certain persons allied with management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of those seeking to cause such removal. The Share Increase is not being undertaken in response to any effort of which the Board is aware to enable anyone to accumulate shares of our common stock or gain control of us or our common stock. The purpose of the Share Increase is to provide us with additional shares of Common Stock to meet current obligations and for acquisitions and other matters and not to provide any anti-takeover defense or mechanism on our behalf.

Other than the Share Increase, the Board does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the holders of our voting control. While it is possible that our management could use the additional authorized shares of Common Stock or our preferred stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the unissued authorized shares of Common Stock or our preferred stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Share Increase may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of our stockholders’ interests.

ACTION IV: DIRECTORS APPOINTMENTS

Pursuant to the Stockholder Consent, the Majority Stockholder approved the appointment of each of Kenneth Kirkland and Joseph Sierchio as directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and have qualified or their earlier resignation.

ACTION V: RATIFICATION OF THE 2013 PLAN AND ISSUANCE OF STOCK OPTIONS

In April 2011, our 2001 Incentive Stock Option Plan expired by its terms and no new stock options could be granted thereunder. The Board and the Majority of Stockholder have determined that, in order to be able to provide incentive to management, directors and certain consultants, it is in the best interests of our stockholders that the 2013 Plan be approved and adopted.

In order to attract and hire key technical personnel and management as we grow, it will be necessary to offer option packages in order for us to compete effectively with other companies seeking the support of these highly qualified individuals.

As a result, the Board has recommended that we authorize an aggregate of 20,000,000 shares to be reserved for issuance under the Plan.

Approval Of The Board and Majority Stockholder

On June 20, 2013, the Board adopted our 2013 Plan and by executing the Stockholder Consent the Majority Stockholder approved adoption of the 2013 Plan on November 15, 2013.

THE 2013 PLAN

In order to be authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), it is necessary that such a plan receive and obtain stockholder approval. The essential features of the 2013 Plan are outlined below:

The description of the 2013 Plan contained herein is qualified in its entirety by reference to the 2013 Plan, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K we filed with the Securities and Exchange Commission on June 26, 2013. (See “WHERE YOU CAN FIND MORE INFORMATION,” below).

The 2013 Plan provides for the grant of (1) both incentive and non-statutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, “Stock Awards”). Incentive stock options granted under the 2013 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Non-statutory stock options granted under the 2013 Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of Stock Awards.

The 2013 Plan is administered by the Board, or a committee that the Board may designate to administer the 2013 Plan. The Board has the power to construe and interpret the 2013 Plan and, subject to the provisions of the 2013 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a non-statutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board is authorized to delegate administration of the 2013 Plan to a committee of the Board.

Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 2013 Plan only to selected employees (including officers and directors who are employees) of ours and our affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 2013 Plan. Non-employee directors are eligible only for non-statutory stock options. No incentive stock option may be granted under the 2013 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of ours, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2013 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. Non-employee directors are eligible only for non-statutory stock options.

If any Stock Award granted under the 2013 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 2013 Plan.

The following is a description of the permissible terms of options under the 2013 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options under the 2013 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases may not be less than 110% of such fair market value. The exercise price of non-statutory options under the 2013 Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The exercise price of options granted under the 2013 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock (i.e. “cashless exercise”), (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise

Options granted under the 2013 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 2013 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term

The maximum term of options under the 2013 Plan is ten years. The 2013 Plan will terminate on June 20, 2023, but Stock Awards granted before that date will continue to be effective in accordance with their terms and conditions.

The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 2013 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than one hundred percent (100%) of the stock’s fair market value on the date such award is made.

Consideration

The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

In addition to approving the 2013 Plan, the Stockholder Consent approved the following stock options grants that had been previously issued by the Board.

Grantee	Date of Grant	Number of Shares		Exercise Price
Kenneth Kirkland	08/01/2013	20,000	(1)	$0.65
Joseph Sierchio	08/01/2013	20,000	(1)	$0.65
___________
(1) On August 1, 2013, the Board granted to each of our non-employee directors options to purchase up to 20,000 shares of our Common Stock at an exercise price of $0.65. 10,000 options vested on the date of grant and the remaining 10,000 vest on August 1, 2014, subject to the director continuing to serve as a member of the Board on the vesting date.

ACTION VI: RATIFICATION OF INDEPENDENT AUDITOR AND REGISTERED PUBLIC ACCOUNT

The Board has previously selected Peterson Sullivan, LLP (“Peterson Sullivan”) to serve as our independent auditor and registered public accountants and in the Stockholder Consent the choice of Peterson Sullivan to serve in the same capacity for our fiscal year ending December 31, 2013 was ratified.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Peterson Sullivan as our independent auditor and registered public accountants. Even though the selection has been ratified, the Board in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The Board selected Peterson Sullivan as the independent auditor and registered public accountants to audit our financial statements for the fiscal year ended December 31, 2013. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity otherwise than as independent accountants. We do not currently have an audit committee.

The following table presents aggregate fees for professional services rendered by Peterson Sullivan for the years ended December 31, 2012 and 2011.

	Year Ended December 31,
	2012	2011
Audit fees	$26,171	$26,247
Tax Fees	$1,888	$2,403
Total	$28,059	$28,650

Audit Fees

Audit fees for the years ended December 31, 2012 and 2011, consist of the aggregate fees billed by Peterson Sullivan LLP for the audit of the financial statements included in our Annual Report on Form 10-K and review of interim consolidated financial statements included in the quarterly reports on Form 10-Q for the years ended December 31, 2012 and 2011. Audit fees also include services related to providing consents to fulfill the accounting firm’s responsibilities under generally accepted accounting principles.

Tax Fees

Tax Fees for the years ended December 31, 2012 and 2011, consist of the aggregate fees billed by Peterson Sullivan LLP for professional services rendered for tax compliance, tax advice and tax planning.

DIRECTORS AND EXECUTIVE OFFICERS

The following table and text set forth the names and ages of all of our directors and executive officers as of the Record Date. The Board is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Additional biographical information concerning these individuals including directorships at other public and private companies, as well as the specific experiences, qualifications, attributes and skills that have led the Board to determine that such individual should serve on the Board or as an executive is provided in the text following the table.

Name	Age	Position	Director / Officer Since
Thomas Bold	48	President & Chief Executive Officer	December 2013
Rhonda B Rosen	56	Chief Financial Officer	October 2013
Joseph Sierchio	64	Director	August 2010
Kenneth Kirkland	71	Director	August 2013

Thomas Bold. Thomas Bold. Since 2013 Mr. Bold has been serving as a Business Consultant and Economic Advisor for StemCell Systems, GmbH. In this position he serves as a member of the steering committee of a multinational research project sponsored by the European Commission. From 2004 through 2012 Mr. Bold served as the CEO of StemCell Systems GmbH, a Berlin-based biomedical company engaged in the development and commercialization of advanced cell culture bioreactors. During his time in this position Mr. Bold managed several national and international research and development projects for the company. Mr. Bold has more than 15 years of professional business experience in the field of medical biotechnology device manufacturing, stem cell culture technology platform development and regenerative medicine research project management and product development. Mr. Bold has co-founded several start-up companies in Germany and specializes in structuring and management of new ventures and organizations. He initiated and managed successful business/R&D collaborations between many company and university partners and has been involved in successful patent application processes and IP portfolio management. Mr. Bold has assisted companies in securing millions of dollars of funding from local and national German research organizations and the European Commission and managed national and international life science R&D projects for Hybrid Organ GmbH, StemCell Systems GmbH and the Charité Medical Faculty of the Berlin Universities, Germany. He initiated and managed several skin therapy project consortia on wound dressing development, skin cell isolation technologies and skin cell spray deposition devices. Mr. Bold received his Bachelor’s degree in Business Management from the University of Cologne, Germany and his Diplom-Kaufmann (Masters’) degree in Business Management, Economic Journalism and American Economy from the Freie Universität Berlin.

Rhonda B. Rosen. From June through September 2013, Ms. Rosen served as our President and Chief Executive Officer. From May 2012 through March 2013, Ms. Rosen served as the Chief Financial Officer of Armada Oil, Inc. and its wholly owned subsidiaries. From August 2010 through February 2012, Ms. Rosen was the Treasurer, Chief Financial Officer and Chief Administrative Officer of Tonix Pharmaceuticals Holding Corp. and its wholly owned subsidiaries. Ms. Rosen has also been a partner at Tatum, an executive services firm, since March 2010, where she provides executive level financial consulting services. Between July 2007 and February 2010, Ms. Rosen served as the Treasurer and Chief Financial Officer of Validus Pharmaceuticals LLC and its predecessor companies, including Konanda Pharma Partners, LLC, Konanda Pharma Fund I, L.P, Validus Pharmaceuticals, Inc. and Fontus Pharmaceuticals, Inc. Between November 2006 and July 2007, Ms. Rosen was the Senior Vice President of Wood Creek Capital Management, the founding sponsor of Validus Pharmaceuticals LLC. Previously, Ms. Rosen was the Director of Sales at Liability Solutions Inc. (2004 to 2005); Managing Director of Insurance and Alternative Asset Management Investment Banking at Putnam Lovell NBF (1999 to 2003); and Managing Director of Insurance Investment Banking at CIBC World Markets (formerly Oppenheimer & Co.) (1992-1999). Ms. Rosen earned her MBA in Finance & Accounting and her BS in Economics from The Wharton School of Business, where she graduated summa cum laude, and her MS in Taxation from the from the Fox School of Business. Ms. Rosen started her career with PricewaterhouseCoopers LLP and is a Certified Public Accountant in the State of Pennsylvania. Ms. Rosen was appointed to serve as our Chief Financial Officer due to her extensive accounting and finance experience.

Joseph Sierchio. Mr. Sierchio earned his J.D. at Cornell University Law School in 1974, and a B.A., with Highest Distinction in Economics from Rutgers College at Rutgers University in 1971. Since 2007 Mr. Sierchio has been engaged in the practice of law as a member of Sierchio & Company, LLP, prior to which he was engaged in the practice of law as a member of Sierchio Greco & Greco, LLP from January 2003 through May 2007. Prior thereto Mr. Sierchio was a partner at Eiseman Levine Learhaupt and Kakoyannis, PC. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing domestic and foreign corporations, investors, brokerage firms, entrepreneurs, and public and private companies in the U.S., Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a director of the following reporting companies: Ceres Ventures, Inc., which is developing an internet based financial services platform linking entrepreneurs with potential investors and New Energy Technologies, Inc., which is engaged in the research, development and eventual commercialization of emerging next-generation alternative and renewable energy technologies. Mr. Sierchio was invited to join the Board due to his experience representing corporations (public and private) and individuals in numerous and various organizational, compliance, administrative, governance, finance (equity and debt private and public offerings), regulatory and legal matters.

Dr. Kenneth Kirkland. From August 1998 through July 2010, Dr. Kirkland worked as an Executive Director at Iowa State University and most recently served as the University’s Executive Director of the Research Foundation and Director of the Office of Intellectual Property and Technology Transfer. While there, he was successful in increasing the licensing of the University’s technologies to companies to achieve number one ranking among U.S. universities in the number of licenses executed. Dr. Kirkland also spearheaded successful litigation against infringers of the Research Foundation’s intellectual property resulting in total settlements of $20 million. Dr. Kirkland completed his undergraduate studies in the U.K., and obtained his M.S. and Ph.D. degrees in Agronomic Crop Science from Oregon State University. Dr. Kirkland was invited to join the Board due to his extensive experience in licensing intellectual property.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

We believe that the Board, to the extent that our limited resources permit, should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to the business of ours; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of all stockholders.

The Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of ours. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources and diversity; leadership of business organizations; and legal matters. The Board may also consider in its assessment of the Board’s diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•	Strategy – knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;
•	Leadership – skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;
•	Organizational Issues – understanding of strategy implementation, change management processes, group effectiveness and organizational design;
•	Relationships – understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which we operate;
•	Functional Matter – understanding of finance and accounting, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•	Ethics – the ability to identify and raise key ethical issues concerning the activities of ours and senior management as they affect the business community and society.

Nomination Procedures

We have no nominating committee, and all nominating functions are handled directly by the full Board, which the Board believes is the most effective and efficient approach, based on the size of the Board and our current and anticipated operations and needs. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee’s standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and Stockholders. Stockholders of record may nominate directors in accordance with our Bylaws which require among other items notice sent to the our Secretary not less than 60 days prior to a Stockholder meeting that will include the election of board members. No nominations other than those made by the Board were received for the Annual Stockholder Meeting.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including its Chief Financial Officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and FINRA listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.

Corporate Governance

We have adopted Corporate Governance Guidelines applicable to the Board.

Director Independence

Our securities are not listed on a U.S. securities exchange and, therefore, is not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, the Board has determined that Dr. Kirkland is independent from our management and qualifies as an “Independent Director” under the standards of independence under the applicable FINRA listing standards. This means that, in the judgment of the Board, Dr. Kirkland (1) is not an officer or employee of the Company or its subsidiaries, or (2) has not had any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Certain Relationships

There are no family relationships among or between any of our officers and directors.

Our proposed business raises potential conflicts of interests between certain of our officers and directors and us. Certain of our directors are directors of other companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time. Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest. We are not aware of the existence of any conflict of interest as described herein.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance, of the Exchange Act of 1934

Based on information provided to us, it is believed that all of our directors, executive officers and persons who own more than 10% of Common Stock were in compliance with Section 16(a) of the Exchange Act of 1934 during the fiscal years ended December 31, 2012 and 2011.

Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•	the subject of any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i) any Federal or State securities or commodities law or regulation; or
(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
•
any federal or state judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (excluding settlements between private parties); and

•	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Compensation of Directors

We do not pay director compensation to directors who are also our employees. The Board determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	Compensation should align the directors’ interests with the long-term interests of stockholders; and
•	Compensation should assist with attracting and retaining qualified directors.

Effective as of August 1, 2013, non-employee directors receive $1,500 per quarter ($6,000 per year) for their service as director. Directors are entitled to participate in the 2013 Plan and, effective as of August 1, 2013, all non-employee directors were issued a stock option to purchase up to 20,000 shares of Common Stock (see, “SECURITY OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT,” below). We also reimburse our directors for any actual expenses incurred to attend Board meetings.

The table below outlines director compensation to directors for the fiscal years ended December 31, 2012 and 2011.

Name	Year	Fees earned or paid in cash (1)	Stock awards Aggregate Grant Date Fair Value	Option awards Aggregate Grant Date Fair Value	Non-equity incentive plan compensation	Nonqualified Deferred compensation earnings	All other compensation	Total
David Jenkins(2)	2012	0	0	0	0	0	0	$0
	2011	24,000	0	0	0	0	0	$24,000
Joseph Sierchio(3)	2012	0	0	0	0	0	0	$0
	2011	24,000	0	0	0	0	0	$24,000
________________
(1) The amounts in this column represent compensation for their roles as directors. During the fiscal year ended December 31, 2012, we did not pay its directors compensation for their service.

(2) Mr. Jenkins resigned as a director on October 22, 2012.

(3) The amounts included in the table do not reflect fees paid to Mr. Sierchio’s law firm for legal services provided to us.

We have no other arrangements pursuant to which any of our directors were compensated during the years ended December 31, 2012 and 2011 for services as a director.

Board Leadership Structure and Role in Risk Oversight

The Board believes full and open communication between it and management is essential for effective risk management and oversight. Members of the Board meet regularly with our Chief Executive Officer to discuss strategy and risks facing us. Our Chief Executive Officer attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Our Chief Executive Officer is also asked to contribute to the agenda for these meetings, so that each functional division of the Company can identify topics that may require board attention. Our Chief Executive Officer presents to the Board on strategic matters involving our operations and strategic initiatives and discusses with the Board key strategies, challenges, risks, and opportunities for the Company.

Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, is responsible for the oversight of risk management. In its risk oversight role, the Board monitors whether the risk management processes that management has designed and implemented are effective both as designed and as executed.

Communications with the Board

Stockholders and other interested persons may send communications to the Board, including to any of our non-management directors, by writing to them at Janus Resources, Inc., 430 Park Avenue, Suite 702, New York, New York, 10022, Attention: President and Chief Executive Officer. The President and Chief Executive Officer will distribute all stockholder communications to the intended recipients.

CORPORATE GOVERNANCE AND BOARD MATTERS

We do not currently have any standing committees of the Board and, accordingly, there are no formal committee charters. The full Board is responsible for performing the functions of the: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating Committee. We do not have a policy requiring director attendance at stockholder meetings, but members of the Board are encouraged to attend.

DESCRIPTION OF OUR SECURITIES

General

We are currently authorized to issue up to 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

As of the date of this Information Statement, a total of 66,575,122 shares of Common Stock were issued and outstanding; no shares of preferred stock are issued and outstanding. All of the outstanding issued and outstanding capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any shares of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event we liquidate, dissolves or wind ups, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

The Board has the ability to issue up to 10,000,000 shares of preferred stock in one or more series, without stockholder approval. The Board may designate for the series:

•	the number of shares and name of the series,
•	the voting powers of the series, including the right to elect directors, if any,
•	the dividend rights and preferences, if any,
•	redemption terms, if any,
•	liquidation preferences and the amounts payable on liquidation or dissolution, and
•	the terms upon which such series may be converted into any other series or class of our stock, including the Common Stock and any other terms that are not prohibited by law.

It is impossible to state the actual effect it will have on common stock holders if the Board designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of the Company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

Options and Warrants

As of the date of this Information Statement we had the following options and warrants outstanding: (a) options to purchase up to 40,000 shares of Common Stock at a purchase price of $0.65 issued to our directors (20,000 to each director), of which 20,000 have vested; (b) Series A Stock Purchase Warrant (the “Series A Warrant”) exercisable for up to 1,200,000 shares of Common Stock vesting in five equal annual installments at an exercise price of $0.35 per share exercisable through July 11, 2019, subject to the holder meeting certain milestone requirements; as of the date hereof none of the shares issuable upon exercise of the Series A Warrant have vested; (c) Series B Stock Purchase Warrant (the “Series B Warrant”) exercisable for up to 3,500,000 shares of Common Stock at a price of $0.43 per share if exercised within the first eighteen months and $0.46 if exercised after eighteen months and prior to its expiration on November 29, 2018; and (d) Series B Stock Purchase Warrant (the “Series C Warrant”) exercisable for up to 3,500,000 shares of Common Stock at a price of $0.43 per share if exercised within the first eighteen months and $0.49 if exercised after eighteen months and prior to its expiration on November 29, 2018. Each of the Series A Warrant, the Series B Warrant and the Series C Warrant may be exercised on a “cashless basis” using the formula set forth in the respective warrant.

SECURITY OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of the date of this Information Statement by:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of Common Stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.

Name and Address of Beneficial Owner (1)	Positions and Offices Held	Number of Shares Beneficially Owned		Percent of Class (2)
Kalen Capital Corporation (3) 700-688 West Hastings Street Vancouver, British Columbia, V6B 1P1	Stockholder	42,564,800		63.9%
Thomas Bold	President & CEO	0	(4)	*
Rhonda B. Rosen	Chief Financial Officer	0		*
Joseph Sierchio	Director	560,000	(5)	*
Kenneth Kirkland	Director	10,000	(6)	*
All Directors and Officers as a Group (4 persons)		570,000		*
________
* Represents less than 1%.

(1) Unless otherwise indicated, the address for each beneficial owner named in the table above is 430 Park Avenue, Suite 702, New York, NY 10022.

(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 66,575,122 shares of Common Stock issued and outstanding on a fully diluted basis as of the date of this Information Statement. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat. In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. Consists of (a) 35,564,800 shares of Common Stock; (b) a Series B Warrant exercisable to purchase 3,500,000 shares of Common Stock at a price of $0.43 if purchased within the first eighteen (18) months or $0.46 per share if exercised thereafter through November 29, 2018; and (c) a Series C Warrant exercisable to purchase 3,500,000 shares of Common Stock at a price of $0.43 if purchased within the first eighteen (18) months or $0.49 per share if exercised thereafter through November 29, 2018.

(4) Mr. Bold was appointed as our President & CEO on December 1, 2013 and as part of his appointment was granted a stock option to purchase up to 20,000 shares of Common Stock. The option vests in two equal installments of 10.000 on December 1, 2014 and 2015, subject to Mr. Bold continuing to serve as our President & CEO.

(5) Includes 550,000 shares of Common Stock owned by Mr. Sierchio and vested options to purchase 10,000 shares of Common Stock.

(6) Consists of vested options to purchase 10,000 shares of Common Stock.

DISSENTER’S RIGHTS

Under Nevada law, holders of Common Stock are not entitled to dissenter’s rights of appraisal with respect to the actions described in this Information Statement.

FINANCIAL INFORMATION

Certain financial information required under Rule 14c of the Exchange Act can be found in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 14, 2013. Such financial information is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the. These reports, their accompanying exhibits and other documents filed with the SEC, may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.